EXHIBIT 4.3

                            LONG-TERM INCENTIVE PLAN
                                       OF
                           TRANSOCEAN SEDCO FOREX INC.

               (As Amended and Restated Effective January 1, 2000)

                                Second Amendment
                                ----------------

     Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), having reserved the right under Section 6.3(a) of the Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000, and as thereafter amended (the "Plan"), to amend the Plan, does hereby amend Article IV of the Plan, effective as of May 11, 2001, as follows:

          1. Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

     "4.1  GRANT  OF  OPTIONS  OR  FREESTANDING  SARS

          Each person who becomes an Eligible Director (other than a person who first becomes an Eligible Director on the date of an annual meeting of the Company's shareholders) shall be granted, effective as of the date such person becomes an Eligible Director, (i) an Option to purchase 4,000 Ordinary Shares (the "Initial Option"), if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 Ordinary Shares (the "Initial SAR"), if such person is then residing in Norway. Each person who is or becomes an Eligible Director on the date of an annual meeting of the Company's shareholders and whose service on the Board of Directors will continue after such meeting shall be granted, effective as of the date of such meeting, (i) an Option to purchase 6,000 Ordinary Shares (the "Annual Option"), if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 6,000 Ordinary Shares (the "Annual SAR"), if such person is then residing in Norway."

               2. The first sentence in Section 4.2(c) of the Plan is hereby amended in its entirety to read as follows:

     "Subject to Section 4.2(g) and the remainder of this paragraph, the Annual Option shall become exercisable in installments as follows: (1) a total of 2,000 Ordinary Shares may be purchased through exercise of the Annual Option on or after the first anniversary of the date of grant; (2) a total of 4,000 Ordinary Shares may be purchased through exercise of the Annual Option on or after the second anniversary of the date of grant; and (3) a total of 6,000 Ordinary Shares may be purchased through exercise of the Annual Option on or after the third anniversary of the date of grant."

               3. Section 4.2(c) of the Plan is hereby amended by adding the following new sentence before the first sentence in Section 4.2(c):


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     "Subject  to  Section  4.2(g) and the remainder of this paragraph, the
     Initial  Option  shall  become exercisable in installments as follows:
     (1) a total of 1,333 Ordinary Shares may be purchased through exercise of the Initial Option on or after the first anniversary of the date of grant; (2) a total of 2,666 Ordinary Shares may be purchased through exercise of the Initial Option on or after the second anniversary of the date of grant; and (3) a total of 4,000 Ordinary Shares may be purchased through exercise of the Initial Option on or after the third anniversary of the date of grant."

               4. The first sentence in Section 4.3(c) of the Plan is hereby amended in its entirety to read as follows:

        "Subject to Section 4.3(f) and the remainder of this paragraph, the Annual SAR shall become exercisable in installments as follows: (1) the Annual SAR shall be exercisable with respect to a total of 2,000 Ordinary Shares on or after the first anniversary of the date of grant; (2) the Annual SAR shall be exercisable with respect to a total of 4,000 Ordinary Shares on or after the second anniversary of the date of grant; and (3) the Annual SAR shall be exercisable with respect to a total of 6,000 Ordinary Shares on or after the third anniversary of the date of grant."

               5. Section 4.3(c) of the Plan is hereby amended by adding the following new sentence before the first sentence in Section 4.3(c):

     "Subject to Section 4.3(f) and the remainder of this paragraph, the Initial SAR shall become exercisable in installments as follows: (1) the Initial SAR shall be exercisable with respect to a total of 1,333 Ordinary Shares on or after the first anniversary of the date of grant; (2) the Initial SAR shall be exercisable with respect to a total of 2,666 Ordinary Shares on or after the second anniversary of the date of grant; and (3) the Initial SAR shall be exercisable with respect to a total of 4,000 Ordinary Shares on or after the third anniversary of the date of grant."

     IN WITNESS WHEREOF, this Second Amendment has been executed effective as of May 11, 2001.

                                    TRANSOCEAN  SEDCO  FOREX  INC.

                                    By:       /s/  Eric  B.  Brown
                                         ---------------------------------
                                              Eric  B.  Brown
                                              Corporate  Secretary


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